                               AMENDMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (the "Amendment") is made and entered into as of the 24th day of January, 2001, by and between Kenneth D. Lewis ("Executive") and Bank of America Corporation, a Delaware corporation (the "Corporation").

                              Statement of Purpose
                              --------------------

         Executive has been employed by the Corporation pursuant to that certain Employment Agreement dated April 10, 1998 and effective as of September 30, 1998 by and between Executive and NationsBank Corporation, a North Carolina corporation (the "Employment Agreement"). NationsBank Corporation reincorporated during 1998 in Delaware and subsequently changed its name to Bank of America Corporation. The Employment Agreement is currently scheduled to terminate effective September 30, 2001. Executive and the Corporation desire to modify the terms and conditions of the Employment Agreement as set forth herein in order to
(i) extend Executive's period of employment under the Employment Agreement by three years through September 30, 2004 and (ii) designate Executive as the Corporation's Chairman of the Board and Chief Executive Officer effective upon the retirement of Hugh L. McColl, Jr. from such position on April 25, 2001.

         NOW, THEREFORE, in consideration of the foregoing statement of purpose and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 2 of the Employment Agreement is hereby amended to read as follows:

            "2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on September 30, 2004 (the "Employment Period")."

         2. Section 3(a)(i) of the Employment Agreement is amended effective as of April 26, 2001 to read as follows:

            "(i) During the Employment Period, the Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company and a member of the Company's Policy Committee, reporting directly to the Board of Directors of the Company, with appropriate authority, duties and responsibilities."

         3. Section 3(b)(ii) of the Employment Agreement is amended effective as of April 26, 2001 to read as follows:

            "(ii) Annual Bonus. During the Employment Period, the Executive shall be eligible to receive an annual cash bonus ("Annual Bonus") pursuant to
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         the terms of the Company's Executive Incentive Compensation Plan as in
         effect from time to time."

         4. Section 4(b)(i) of the Employment Agreement is amended effective as of April 26, 2001 to read as follows:

            "(i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or"

         5. The second sentence of the final paragraph of Section 4(b) of the Employment Agreement ["Any act, or failure to act . . . of the Company."] is amended effective as of April 26, 2001 to read as follows:

         "Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company."

         6. Except as expressly or by necessary implication amended hereby, the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                    BANK OF AMERICA CORPORATION


                                    By: /s/ C. J. Cooley
                                        ----------------------------------------
                                        Name: C. J. Cooley
                                             -----------------------------------
                                        Title: Corporate Personnel Executive
                                               ---------------------------------

                                    "Corporation"



                                    /s/ Kenneth D. Lewis
                                    --------------------------------------------
                                    Kenneth D. Lewis

                                    "Executive"


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